UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 6, 2007

Autodesk, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-14338	94-2819853
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 McInnis Parkway

San Rafael, California 94903

(Address of principal executive offices, including zip code)

(415) 507-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Adoption of 2008 Employee Stock Plan

In September 2007, the Board of Directors of Autodesk, Inc. (the “Company”) adopted, subject to stockholder approval, the Company’s 2008 Employee Stock Plan (the “2008 Plan”). At the Special Meeting of Stockholders of the Company held on November 6, 2007, the Company’s stockholders approved the 2008 Plan. The 2008 Plan will become effective upon the expiration of the Company’s 2006 Employee Stock Plan (the “2006 Plan”) on March 21, 2008 and will have a term of three years. The 2008 Plan permits the grant of stock options, restricted stock and restricted stock units to employees of the Company and reserves for issuance 16.5 million shares plus any shares that remain available for issuance under the 2006 Plan upon its expiration, not to exceed 1.0 million shares.

A copy of the 2008 Plan is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Autodesk, Inc. 2008 Employee Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTODESK, INC.

By:	/s/ PASCAL W. DI FRONZO
Pascal W. Di Fronzo Senior Vice President, General Counsel and Secretary

Date: November 13, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Autodesk, Inc. 2008 Employee Stock Plan.